Exhibit (a)(1).5

TEXAS INDUSTRIES, INC.

TXI CAPITAL TRUST I

NOTICE OF GUARANTEED DELIVERY

for

Offer to Exchange Common Stock for any and all

Outstanding 5.5% Shared Preference Redeemable Securities Issued by

TXI Capital Trust I (Liquidation Amount of $50 per Trust Security)

and Fully and Unconditionally Guaranteed by Texas Industries, Inc.

(CUSIP No. 873119 20 0)

and

Solicitation of Consents for Proposed Amendment to the

Trust Agreement Governing TXI Capital Trust I’s 5.5% Shared Preference Redeemable Securities

As set forth under “The Offer and Consent Solicitation - Procedures for Tendering Trust Securities and Delivering Consents” in the offering circular dated April 12, 2006 (the “Offering Circular”) of Texas Industries, Inc., a Delaware corporation (“TXI”), and TXI Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of TXI (the “Trust”), this form or one substantially equivalent hereto must be used to accept the offer and consent solicitation if certificates for the 5.5% Shared Preference Redeemable Securities (the “Trust Securities”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach J.P. Morgan Trust Company, National Association, as the exchange agent (the “Exchange Agent”), at its address set forth in the Offering Circular prior to 12:00 midnight, New York City time, on May 9, 2006, or at such other time if this date is extended or terminated by TXI and the Trust. This form may be delivered by hand to the Exchange Agent or transmitted by facsimile transmission or mail to the Exchange Agent and must include a guarantee by an eligible institution (as defined in the Offering Circular). See “The Offer and Consent Solicitation - Procedures for Tendering Trust Securities and Delivering Consents” in the Offering Circular.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Texas Industries, Inc., a Delaware corporation (“TXI”), and TXI Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of TXI, upon the terms and subject to the conditions set forth in the Offering Circular and the related Consent and Letter of Transmittal, receipt of which is hereby acknowledged, and accepts the exchange offer in accordance with the terms set forth in the Offering Circular in respect of the Trust Securities set forth below, all pursuant to the guaranteed delivery procedures set forth under, “The Offer and Consent Solicitation—Procedures for Tendering Trust Securities and Delivering Consents,” of the Offering Circular. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offering Circular.

Aggregate Liquidation Amount of Trust Securities tendered for exchange (must be integral multiples of $50 provided that any holder may tender all Trust Securities held by such holder, even if the aggregate Liquidation Amount of the Trust Securities is not an integral multiple of $50):

__________________________________________________________________________________________________________

Certificate Nos. (if available):__________________________________________________________________________________

(Check box if Trust Securities will be tendered by book-entry transfer)

☐    The Depository Trust Company

Account Number:____________________________________________________________________________________________

Dated:_____________________________________________________________________________________________________

Name(s) of Record Holder(s):__________________________________________________________________________________

(Please Print)

Address(es):________________________________________________________________________________________________

(Zip Code)_________________________________________________________________________________________________

                __________________________________________________________________________________________________

Area Code and Tel. Number(s):_________________________________________________________________________________

Signature(s)_________________________________________________________________________________________________

Dated:_____________________________________________________________________________________________________

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Exchange Agent either the certificates representing the Trust Securities tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Trust Securities, in any such case together with a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message, and any other required documents within two business days after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and certificates for Trust Securities to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution. All capitalized terms used herein have the meanings set forth in the Offering Circular.

Name of Firm:_______________________________________________________________________________________________

Authorized Signature:_________________________________________________________________________________________

Title:______________________________________________________________________________________________________

Address:___________________________________________________________________________________________________

(Zip Code)

Area Code and Tel. Number:___________________________________________________________________________________

Name:_____________________________________________________________________________________________________

(Please Type or Print)

NOTE:	DO NOT SEND CERTIFICATES FOR TRUST SECURITIES WITH THIS NOTICE. CERTIFICATES FOR TRUST SECURITIES SHOULD BE SENT WITH YOUR CONSENT AND LETTER OF TRANSMITTAL.

Dated:______________